Exhibit 3.1

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies

Notice of Articles
BUSINESS CORPORATIONS ACT	T.K. SPARKS

This Notice of Articles was issued by the Registrar on: December 19, 2024 01:41 PM Pacific Time

Incorporation Number: C1460195

Recognition Date and Time: Continued into British Columbia on January 11, 2024 08:48 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

NEW HORIZON AIRCRAFT LTD.

REGISTERED OFFICE INFORMATION

Mailing Address: SUITE 2300, BENTALL 5	Delivery Address: SUITE 2300, BENTALL 5
550 BURRARD ST	550 BURRARD ST
VANCOUVER BC V6C 2B5	VANCOUVER BC V6C 2B5
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address: SUITE 2300, BENTALL 5	Delivery Address: SUITE 2300, BENTALL 5
550 BURRARD ST	550 BURRARD ST
VANCOUVER BC V6C 2B5	VANCOUVER BC V6C 2B5
CANADA	CANADA

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DIRECTOR INFORMATION Last Name, First Name, Middle Name: Pinsent, John Mailing Address: 3187 HIGHWAY 35 LINDSAY ON K9V 4R1 CANADA	Delivery Address: 3187 HIGHWAY 35 LINDSAY ON K9V 4R1 CANADA

Last Name, First Name, Middle Name: Maris, John Mailing Address: 3187 HIGHWAY 35 LINDSAY ON K9V 4R1 CANADA	Delivery Address: 3187 HIGHWAY 35 LINDSAY ON K9V 4R1 CANADA

Last Name, First Name, Middle
Name: O’Neill, Jason

Mailing Address: 7 ISLEWORTH AVENUE	Delivery Address: 7 ISLEWORTH AVENUE
TORONTO ON M4E 1J4	TORONTO ON M4E 1J4
CANADA	CANADA

Last Name, First Name, Middle Name: Robinson, E. Brandon

Mailing Address: 18 HAYCRAFT STREET	Delivery Address: 18 HAYCRAFT STREET
WHITBY ON L1P 0C6	WHITBY ON L1P 0C6
CANADA	CANADA

Last Name, First Name, Middle Name: Nomura, Triha Mailing Address: 3187 HIGHWAY 35 LINDSAY ON K9V 4R1 CANADA	Delivery Address: 3187 HIGHWAY 35 LINDSAY ON K9V 4R1 CANADA

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

January 11, 2024

December 17, 2024

December 18, 2024

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AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Class A Ordinary Shares	Without Par Value Without Special Rights or Restrictions attached

2.	No Maximum	Class B Ordinary Shares	Without Par Value Without Special Rights or Restrictions attached

3.	No Maximum	Preferred Shares	Without Par Value With Special Rights or Restrictions attached

1.	No Maximum	Series A Preferred	Special Rights or Restrictions are attached

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